EXHIBIT 10.15

AGGREGATE EXCESS CATASTROPHE REINSURANCE AGREEMENT

HOMEOWNERS CHOICE

PROPERTY & CASUALTY INSURANCE COMPANY

Clearwater, Florida

and

any other insurance companies which are now or

hereafter come under the ownership, control or management of

Homeowners Choice, Inc.

EFFECTIVE:    June 1, 2010

EXPIRATION:  June 1, 2011

****	Portions of this exhibit marked by **** have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

AGGREGATE EXCESS CATASTROPHE REINSURANCE AGREEMENT

TABLE OF CONTENTS

ARTICLE	DESCRIPTION	PAGE

I	BUSINESS COVERED	1
II	TERM	1
III	EXCLUSIONS	2
IV	RETENTION AND LIMIT	4
V	INURING REINSURANCE	5
VI	REINSURANCE PREMIUM	6
VII	DEFINITIONS	9
VIII	LOSS OCCURRENCE DEFINITION	10
IX	ACCESS TO RECORDS	12
X	AGENCY (BRMA 73A)	12
XI	ARBITRATION	12
XII	COLLATERAL	13
XIII	COLLATERAL RELEASE	13
XIV	CONFIDENTIALITY	15
XV	CURRENCY (BRMA 12A)	16
XVI	ENTIRE AGREEMENT	16
XVII	ERRORS AND OMISSIONS (BRMA 14F)	16
XVIII	FEDERAL EXCISE TAX (BRMA 17D)	16
XIX	GOVERNING LAW (BRMA 71B)	16
XX	INSOLVENCY	16
XXI	LATE PAYMENTS	17
XXII	LIABILITY OF THE REINSURER	18
XXIII	LOSS NOTICE AND SETTLEMENTS	18
XXIV	NET RETAINED LINES(BRMA 32E)	19
XXV	NON-WAIVER	19
XXVI	NOTICES AND AGREEMENT EXECUTION	19
XXVII	OFFSET	20
XXVIII	OTHER REINSURANCE	20
XXIX	SALVAGE AND SUBROGATION	20
XXX	SERVICE OF SUIT (BRMA 49G)	20
XXXI	SEVERABILITY (BRMA 72E)	21
XXXII	TAXES	21
XXXIII	TERRITORY	21
XXXIV	INTERMEDIARY (BRMA 23A)	21

ATTACHMENT:

Schedule A – Collateral Collection Tables

Nuclear Incident Exclusion Clause – Physical Damage – Reinsurance (USA)

AGGREGATE EXCESS CATASTROPHE REINSURANCE AGREEMENT

issued to

HOMEOWNERS CHOICE

PROPERTY & CASUALTY INSURANCE COMPANY

Clearwater, Florida

and

any other insurance companies which are now or

hereafter come under the ownership, control or management of

Homeowners Choice, Inc.

(hereinafter referred to collectively as the “Company”)

by

The Subscribing Reinsurer(s) Executing the

Interests and Liabilities Contract(s)

Attached hereto

(hereinafter referred to as the “Reinsurer”)

ARTICLE I – BUSINESS COVERED

This Agreement is to indemnify the Company in respect of its net excess liability as a result of any loss or losses which may occur during the Term of this Agreement under any policies, contracts and binders of insurance or reinsurance (hereinafter called “Policies”) in force at the effective date hereof or issued or renewed on or after that date, covering business classified by the Company as the property perils of Homeowners and Dwelling, subject to the terms, conditions and limitations hereinafter set forth herein.

ARTICLE II – TERM

A.

This Agreement shall become effective at 12:01 a.m., Local Standard Time, June 1, 2010, with respect to losses arising out of Loss Occurrences commencing at or after that time and date, and shall remain in force until 12:01 a.m., Local Standard Time, June 1, 2011. “Local Standard Time” as used herein shall mean local standard time at the location where the Loss Occurrence commences.

B.

If this Agreement is terminated or expires while a Loss Occurrence covered hereunder is in progress, the Reinsurer’s liability hereunder shall, subject to the other terms and conditions of this Agreement, be determined as if the entire Loss Occurrence had occurred prior to the termination or expiration of this Agreement, provided that no part of such Loss Occurrence is claimed against any renewal or replacement of this Agreement.

C.

Notwithstanding the provisions of paragraph A above, the Company may reduce or terminate a Subscribing Reinsurer’s percentage share in this Agreement at any time by giving written notice to the Subscribing Reinsurer in the event any of the following circumstances occur. The effective date of reduction or termination shall be the date selected by the Company, which may be a date that is retroactively applied to the date of public announcement for subparagraphs 1 through 3 below or upon discovery for subparagraphs 4 through 6 below, subject to the condition that such selected date must be the last day of a calendar month:

1.	A State Insurance Department or other legal authority has ordered the Subscribing Reinsurer to cease writing business; or

2.

The Subscribing Reinsurer has become insolvent or has been placed into liquidation, receivership, supervision, administration, winding-up or under a scheme of arrangement, or similar proceedings (whether voluntary or involuntary) or proceedings have been instituted against the Subscribing Reinsurer for the appointment of a receiver, liquidator, rehabilitator, supervisor, administrator, conservator or trustee in bankruptcy, or other agent known by whatever name, to take possession of its assets or control of its operations; or

3.

The Subscribing Reinsurer has reinsured its entire liability under this Agreement without the Company’s prior written consent, except that this provision shall not apply to any inter-company reinsurance or inter-company pooling arrangements entered into by the Subscribing Reinsurer; or

4.	The Subscribing Reinsurer has ceased assuming new or renewal property and casualty treaty reinsurance business; or

5.

The Subscribing Reinsurer has hired an unaffiliated runoff claims manager that is compensated on a contingent basis or is otherwise provided with financial incentives based on the quantum of claims paid.

ARTICLE III – EXCLUSIONS

A.	This Agreement does not apply to and specifically excludes the following:

1.	All excess of loss reinsurance assumed by the Company.

2.

Reinsurance assumed by the Company under obligatory reinsurance agreements, except intercompany reinsurance between the Company and its affiliates and agency reinsurance where the Policies involved are to be re-underwritten in accordance with the underwriting standards of the Company and reissued as policies of the Company at the next anniversary or expiration date.

3.	Financial guarantee and insolvency.

4.	All Accident and Health, Fidelity and Surety, Boiler and Machinery, Workers’ Compensation, and Credit business.

5.	Flood and/or earthquake when written as such for stand alone Policies where flood and/or earthquake is the only named peril.

6.	Nuclear risks as defined in the “Nuclear Incident Exclusion Clause - Physical Damage - Reinsurance (U.S.A.)” attached to and forming part of this Agreement.

7.

Loss or damage caused by or resulting from war, invasion, hostilities, acts of foreign enemies, civil war, rebellion, insurrection, military or usurped power, or martial law or confiscation by order of any government or public authority, but this exclusion shall not apply to loss or damage covered under a standard Policy with a standard War Exclusion Clause.

8.	Loss or liability from any Pool, Association or Syndicate and any assessment or similar demand for payment related to the Florida Hurricane Catastrophe Fund or Citizens Property Insurance Corporation.

9.

All liability of the Company arising by contract, operation of law, or otherwise, from its participation or membership, whether voluntary or involuntary, in any insolvency fund. “Insolvency fund” includes any guaranty fund, insolvency fund, plan, pool, association, fund or other arrangement, however denominated, established or governed, which provides for any assessment of or payment or assumption by the Company of part or all of any claim, debt, charge, fee or other obligation of an insurer, or its successors or assigns, which has been declared by any competent authority to be insolvent, or which is otherwise deemed unable to meet any claim, debt, charge, fee or other obligation in whole or in part.

10.

Loss and/or damage and/or costs and/or expenses arising from seepage and/or pollution and/or contamination, other than contamination from smoke. Nevertheless, this exclusion does not preclude payment of the cost of removing debris of property damaged by a loss otherwise covered hereunder, subject always to a limit of 25% of the Company's property loss under the applicable original policy.

11.	Loss, damage, cost or expense arising out of an act of terrorism involving the use of any biological, chemical, nuclear or radioactive agent, material, device or weapon.

12.	All liability arising out of mold, spores and/or fungus, but this exclusion shall not apply to those losses which follow as a direct result of a loss caused by a peril otherwise covered hereunder.

B.

With the exception of subparagraphs 3, 6, 7 and 11 of paragraph A above, should any judicial, regulatory or legislative entity having legal jurisdiction invalidate any exclusion on the Company’s Policy, any amount of loss for which the Company is liable because of such invalidation will not be excluded hereunder.

C.

The Company may submit to the Reinsurer, for special acceptance hereunder, business not covered by this Agreement. Within seven days of receipt of such request, each Subscribing Reinsurer shall accept such request, ask for additional information, or reject the request. If a Subscribing Reinsurer fails to respond to a special acceptance request within seven days, the Subscribing Reinsurer shall be deemed to have agreed to the special acceptance. If said business is accepted by the Reinsurer, it will be subject to the terms of this Agreement, except as such terms are modified by such acceptance. Any special acceptance business covered under the reinsurance agreement being replaced by this Agreement will be automatically covered hereunder. Further, in the event a Subscribing Reinsurer becomes a party to this Agreement subsequent to the special acceptance of any business not normally covered hereunder, the Subscribing Reinsurer shall automatically accept the same as being a part of this Agreement.

ARTICLE IV – RETENTION AND LIMIT

A.

Coverage A - Section 1: The Company shall retain and be liable for the first $17,250,000 of Ultimate Net Loss arising out of each Loss Occurrence. The Reinsurer shall then be liable for ****% of the amount by which such Ultimate Net Loss exceeds the Company’s retention, but the liability of the Reinsurer shall not exceed ****% of $29,000,000 as respects any one Loss Occurrence, nor shall it exceed ****% of $29,000,000 as respects all Loss Occurrences commencing during the term of this Agreement.

Coverage A - Section 2: The Company shall retain and be liable for the first $75,000,000 of Ultimate Net Loss arising out of each Loss Occurrence. The Reinsurer shall then be liable for the amount by which such Ultimate Net Loss exceeds the Company’s retention, but the liability of the Reinsurer shall not exceed $58,000,000 as respects any one Loss Occurrence.

B.

Coverage B: The Company shall retain and be liable for the first $8,500,000 of Subject Excess Ultimate Net Loss in the aggregate as respects all Loss Occurrences commencing during the Term of this Agreement. The Reinsurer shall then be liable for the amount by which such Subject Excess Ultimate Net Loss exceeds the Company’s aggregate retention, but the liability of the Reinsurer shall not exceed $58,000,000 in the aggregate as respects all Loss Occurrences commencing during the Term of this Agreement.

“Subject Excess Ultimate Net Loss” as used herein is defined as the amount by which the Company’s Ultimate Net Loss arising out of any one Loss Occurrence exceeds $2,000,000, but said amount shall not exceed $58,000,000 as respects any one Loss Occurrence.

It is understood that as respects this Coverage B, the Company may maintain in force excess reinsurance, recoveries under which shall inure solely to the Company’s benefit and be entirely disregarded in applying all of the provisions of this Agreement.

****	Omitted pursuant to a request for confidentiality and filed separately with the Securities and Exchange Commission.

C.

Coverage C: As respects any Loss Occurrence involving a peril not covered by the Florida Hurricane Catastrophe Fund Optional Limited Apportionment Companies Coverage Layer, the Company shall retain and be liable for $7,250,000 of Ultimate Net Loss as respects such Loss Occurrence. The Reinsurer shall then be liable for the amount by which such Ultimate Net Loss exceeds the Company’s retention, but the liability of the Reinsurer shall not exceed $10,000,000 as respects any one Loss Occurrence, nor shall it exceed $20,000,000 as respects all Loss Occurrences commencing during the Term of this Agreement.

D.

Notwithstanding the provisions of paragraphs A, B and C above, the liability of the Reinsurer under Coverage A - Section 2, Coverage B and Coverage C combined shall not exceed $58,000,000 in the aggregate as respects all Loss Occurrences commencing during the Term of this Agreement.

E.

Notwithstanding the provisions above, no claim shall be made hereunder as respects losses arising out of Loss Occurrences commencing during the Term of this Agreement unless at least two risks insured or reinsured by the Company are involved in such Loss Occurrence. For purposes hereof, the Company shall be the sole judge of what constitutes “one risk.”

ARTICLE V – INURING REINSURANCE

A.	The Company shall maintain property catastrophe excess of loss reinsurance, recoveries under which shall inure to the benefit of Coverage B of this Agreement, for the following layers:

1.	$29,000,000 in excess of $17,250,000 any one Loss Occurrence, subject to no reinstatements of the limit;

2.	$28,750,000 in excess of $46,250,000 any one Loss Occurrence, subject to an annual limit of $57,500,000; and

B.	The Company shall provisionally purchase mandatory and optional coverage from the Florida Hurricane Catastrophe Fund (FHCF) with the following limits and retentions:

1.	100% of $10,000,000 excess of $7,250,000 any one Loss Occurrence (optional Limited Apportionment Companies coverage);

2.	90% of $198,000,000 excess of $75,000,000 (mandatory layer); and

3.	90% of $93,000,000 excess of $273,000,000 (optional Temporary Increase in Coverage Limit).

The provisional limit and retention above may increase or decrease in accordance with the provisions of the reimbursement contract between the Company and the State Board of Administration of the State of Florida (SBA).

Any loss reimbursement paid or payable to the Company for the mandatory and for the optional Temporary Increase in Coverage Limit layers provided by the FHCF, and resulting from Loss Occurrences commencing during the Term of this Agreement, shall inure to the benefit of this Agreement. Any loss reimbursement paid or payable to the Company for the optional Limited Apportionment Companies layer provided by the FHCF shall inure to the benefit of Coverage B of this Agreement. Further, any FHCF loss reimbursement shall be deemed paid to the Company in accordance with the reimbursement contract between the Company and the SBA at the full payout level set forth therein. It is further deemed that any loss reimbursement shall not be reduced by any reduction or exhaustion of the actual claims-paying capacity of the FHCF and that the FHCF fund balance is deemed funded to the fullest extent allowable by Florida statute.

Prior to final calculation of the Company’s FHCF retention and payout for the mandatory and optional layers provided by the reimbursement contract between the Company and the SBA, the Reinsurer’s liability hereunder will provisionally be calculated based on the projected FHCF payout and in accordance with paragraph B above. Following the FHCF’s final calculation of the payout for the coverage layers provided by the reimbursement contract, the Ultimate Net Loss under this Agreement will be recalculated. If, as a result of such calculation, the loss to the Reinsurer under any excess layer or Coverage Section in any one Loss Occurrence is less than the amount previously paid by the Reinsurer under the excess layer or Coverage Section, the Company shall promptly remit the difference to the Reinsurer. If the loss to the Reinsurer under any excess layer in any one Loss Occurrence is greater than the amount previously paid by the Reinsurer, the Reinsurer shall promptly remit the difference to the Company. For purposes of both the provisional and final calculation of Reinsurer liability referenced above, it is deemed that any FHCF loss reimbursement shall not be reduced by any reduction or exhaustion of the actual claims-paying capacity of the FHCF and that the FHCF fund balance is deemed funded to the fullest extent allowable by Florida statute.

If an FHCF reimbursement amount is based on the Company’s losses in more than one Loss Occurrence commencing during the Term of this Agreement, and the FHCF does not designate the amount allocable to each Loss Occurrence, the FHCF reimbursement amount shall be prorated in the proportion that the Company’s losses in each Loss Occurrence bear to the Company’s total losses arising out of all Loss Occurrences to which the FHCF reimbursement applies.

ARTICLE VI – REINSURANCE PREMIUM

A.	As respects the reinsurance provided under Coverage A - Section 2, Coverage B and Coverage C, the following shall apply:

1.	As premium hereunder, the Company shall pay the Reinsurer the greater of the following:

a.	$**** (or a pro rata portion thereof in the event this Agreement is terminated); or

****	Omitted pursuant to a request for confidentiality and filed separately with the Securities and Exchange Commission.

b.

In the event the Company’s total insured value as of September 30, 2010 is greater than $****, $**** plus ****% multiplied by 50% of the difference between $**** and the Company’s total insured value as of September 30, 2010. In the event the Company’s total insured value as of September 30, 2010 is less than $****, $**** less ****% multiplied by 50% of the difference between $**** and the Company’s total insured value as of September 30, 2010.

2.

The Company shall pay the Reinsurer a deposit premium of $**** in three equal installments of $**** on June 1, September 1 and December 1, 2010 and in one adjusted deposit installment. The adjusted deposit installment shall be computed in accordance with subparagraph 3 below and is due on April 1, 2011. However, if this Agreement is terminated, no deposit premium installments shall be due after the effective date of termination;

3.	“Adjusted deposit installment” as used herein shall mean:

a.	The premium due hereunder, computed in accordance with subparagraph 1 above; less

b.	The first, second and third installments paid in accordance with subparagraph 2 above.

4.

In the event this Agreement is terminated in accordance with the provisions of paragraph C of the Term Article, the reinsurance premium due hereunder shall be prorated based on the period of the Reinsurer’s participation hereunder;

5.

No later than April 1, 2011 (or as promptly as possible following termination in the event this Agreement is terminated prior to April 1, 2011), the Company shall provide a report to the Reinsurer setting forth the premium due hereunder, computed in accordance with subparagraph 1 or 4 above (as applicable) and the adjusted deposit installment, computed in accordance with subparagraph 3 above. In the event this Contract is terminated prior to April 1, 2011, any additional premium due the Reinsurer or return premium due the Company shall be remitted promptly.

B.	As respects the reinsurance provided under Coverage A - Section 1, the following shall apply:

1.	As premium hereunder, the Company shall pay the Reinsurer the greater of the following:

a.	$**** (or a pro rata portion thereof in the event this Agreement is terminated); or

****	Omitted pursuant to a request for confidentiality and filed separately with the Securities and Exchange Commission

b.

In the event the Company’s total insured value as of September 30, 2010 is greater than $****, $**** plus ****% multiplied by 50% of the difference between $**** and the Company’s total insured value as of September 30, 2010. In the event the Company’s total insured value as of September 30, 2010 is less than $****, $**** less ****% multiplied by 50% of the difference between $**** and the Company’s total insured value as of September 30, 2010.

2.

The Company shall pay the Reinsurer a deposit premium of $**** in three equal installments of $**** on June 1, September 1 and December 1 of 2010 and in one adjusted deposit installment. The adjusted deposit installment shall be computed in accordance with subparagraph 3 below and is due on April 1, 2011. However, if this Agreement is terminated, no deposit premium installments shall be due after the effective date of termination.

3.	“Adjusted deposit installment” as used herein shall mean:

a.	The premium due hereunder, computed in accordance with subparagraph 1 above; less

b.	The first, second and third installments paid in accordance with subparagraph 2 above.

4.

If the Company elects to reduce or terminate a Subscribing Reinsurer’s participation percentage in accordance with paragraph C of the Term Article, the Minimum Premium shall not apply. Further, the earned reinsurance premium as otherwise determined in accordance with the provisions of subparagraph 1 above shall be replaced with the following:

a.

In the event a loss occurs prior to the effective date of reduction or termination and the Reinsurer’s liability for such Loss Occurrence exceeds $****, the reinsurance premium for the Term of this Agreement shall equal $**** times the ratio the loss recoverable bears to ****% of $****.

b.

In the event no loss occurs prior to the effective date of reduction or termination or a loss occurs whereby the Reinsurer’s liability for such loss occurrence is less than $****, the reinsurance premium for the Term of this Agreement shall equal the pro rata portion of the reinsurance premium otherwise due hereunder based on the proportion the Term of this Agreement bears to the original 12-month term of this Agreement.

5.

No later than April 1, 2011 (or as promptly as possible following termination in the event this Agreement is terminated prior to April 1, 2011), the Company shall provide a report to the Reinsurer setting forth the premium due hereunder, computed in accordance with subparagraph 1 or 4 above (as applicable) and the adjusted deposit installment, computed in accordance with subparagraph 3

****	Omitted pursuant to a request for confidentiality and filed separately with the Securities and Exchange Commission.

above. In the event this Contract is terminated prior to April 1, 2011, any additional premium due the Reinsurer or return premium due the Company shall be remitted promptly.

C.	The Company shall furnish the Reinsurer with such information as the Reinsurer may require to complete its Annual Convention Statement.

ARTICLE VII – DEFINITIONS

A.

The term “Ultimate Net Loss” as used herein shall be defined as the sum or sums (including Loss in Excess of Policy Limits, Extra Contractual Obligations and Loss Adjustment Expense, as hereinafter defined) paid or payable by the Company in settlement of claims and in satisfaction of judgments rendered on account of such claims after deduction of all salvage, all recoveries, and all claims on inuring insurance or reinsurance, whether collectible or not. Nothing herein shall be construed to mean that losses under this Agreement are not recoverable until the Company’s Ultimate Net Loss has been ascertained.

B.	The terms “Loss in Excess of Policy Limits” and “Extra Contractual Obligations” as used herein shall be defined as follows:

1.

“Loss in Excess of Policy Limits” shall mean 90.0% of any amount paid or payable by the Company in excess of its Policy limits, but otherwise within the terms of its Policy, such loss in excess of the Company’s Policy limits having been incurred because of, but not limited to, failure by the Company to settle within the Policy limits or by reason of the Company’s alleged or actual negligence, fraud or bad faith in rejecting an offer of settlement or in the preparation of the defense or in the trial of an action against its insured or reinsured or in the preparation or prosecution of an appeal consequent upon such an action.

2.

“Extra Contractual Obligations” shall mean 90.0% of any punitive, exemplary, compensatory or consequential damages paid or payable by the Company, not covered by any other provision of this Agreement and which arise from the handling of any claim on business subject to this Agreement, such liabilities arising because of, but not limited to, failure by the Company to settle within the Policy limits or by reason of the Company’s alleged or actual negligence, fraud or bad faith in rejecting an offer of settlement or in the preparation of the defense or in the trial of an action against its insured or reinsured or in the preparation or prosecution of an appeal consequent upon such an action. An Extra Contractual Obligation shall be deemed, in all circumstances, to have occurred on the same date as the loss covered or alleged to be covered under the Policy.

Notwithstanding anything stated herein, this Agreement shall not apply to any Loss in Excess of Policy Limits or any Extra Contractual Obligation incurred by the Company as a result of any fraudulent and/or criminal act by any officer or director of the Company acting individually or collectively or in collusion with any individual or corporation or any other organization or party involved in the presentation, defense or settlement of any claim covered hereunder.

Further, any Loss in Excess of Policy Limits and/or Extra Contractual Obligations that are made in connection with this Agreement shall not exceed 25.0% of the contractual loss under all Policies involved in the Loss Occurrence as respects any one Coverage Section or any one excess layer under Coverage A hereunder.

Savings Clause (Applicable only if the Subscribing Reinsurer is domiciled in the State of New York): In no event shall coverage be provided to the extent that such coverage is not permitted under New York law.

C.

The term “Loss Adjustment Expense” as used herein shall be defined as expenses assignable to the investigation, appraisal, adjustment, settlement, litigation, defense, and/or appeal of claims, regardless of how such expenses are classified for statutory reporting purposes. Loss Adjustment Expense shall include, but not be limited to, interest on judgments, expenses of outside adjusters, expenses and a pro rata share of salaries of the Company’s field employees and expenses of other employees of the Company who have been temporarily diverted from their normal and customary duties and assigned to the adjustment of losses covered by this Agreement, expenses of the Company’s officials incurred in connection with losses covered by this Agreement, and Declaratory Judgment Expenses or other legal expenses and costs incurred in connection with coverage questions and legal actions connected thereto. Loss Adjustment Expense shall not include normal office expenses or salaries of the Company’s officials.

D.

The term “Declaratory Judgment Expense” as used herein shall be defined as the Company’s own costs and legal expense incurred in direct connection with declaratory judgment actions brought to determine the Company’s defense and/or indemnification obligations that are assignable to specific claims arising out of Policies reinsured by this Agreement, regardless of whether the declaratory judgment action is successful or unsuccessful. Any Declaratory Judgment Expense shall be deemed to have been fully incurred by the Company on the same date as the original loss (if any) giving rise to the action.

E.

“Term of this Agreement” as used herein shall be defined as the period from 12:01 a.m., Local Standard Time, June 1, 2010 through 12:01 a.m., Local Standard Time, June 1, 2011. However, if this Agreement is terminated, “Term of this Agreement” as used herein shall mean the period from 12:01 a.m., Local Standard Time, June 1, 2010 until the effective time and date of termination.

ARTICLE VIII – LOSS OCCURRENCE DEFINITION

A.

The term “Loss Occurrence” shall mean the sum of all individual losses directly occasioned by any one disaster, accident or loss or series of disasters, accidents or losses arising out of one event which occurs within the area of one state of the United States or province of Canada and states or provinces contiguous thereto and to one another. However, the duration and extent of any one Loss Occurrence shall be limited to all individual losses sustained by the Company occurring during any period of 168 consecutive hours arising out of and directly occasioned by the same event except that the term Loss Occurrence shall be further defined as follows:

1.

As regards windstorm, hail, tornado, hurricane, cyclone, including ensuing collapse and water damage, all individual losses sustained by the Company occurring during any period of 96 consecutive hours arising out of and directly occasioned by the same event. However, the event need not be limited to one state or province or states or provinces contiguous thereto.

2.

As regards riot, riot attending a strike, civil commotion, vandalism and malicious mischief, all individual losses sustained by the Company occurring during any period of 96 consecutive hours within the area of one municipality or county and the municipalities or counties contiguous thereto arising out of and directly occasioned by the same event. The maximum duration of 96 consecutive hours may be extended in respect of individual losses which occur beyond such 96 consecutive hours during the continued occupation of an assured’s premises by strikers, provided such occupation commenced during the aforesaid period.

3.

As regards earthquake (the epicenter of which need not necessarily be within the territorial confines referred to in the opening paragraph of this Article) and fire following directly occasioned by the earthquake, only those individual fire losses which commence during the period of 168 consecutive hours may be included in the Company’s Loss Occurrence.

4.

As regards freeze, only individual losses directly occasioned by collapse, breakage of glass and water damage (caused by bursting of frozen pipes and tanks) may be included in the Company’s Loss Occurrence.

5.

As regards firestorms, brush fires and any other fires or series of fires, irrespective of origin (except as provided in subparagraphs 2 and 3 above), which spread through trees, grassland or other vegetation, all individual losses sustained by the Company which occur during any period of 168 consecutive hours within the area of one state of the United States or province of Canada and states or provinces contiguous thereto and to one another may be included in the Company’s Loss Occurrence.

B.

For all Loss Occurrences the Company may choose the date and time when any such period of consecutive hours commences provided that it is not earlier than the date and time of the occurrence of the first recorded individual loss sustained by the Company arising out of that disaster, accident or loss and provided that only one such period of 168 consecutive hours shall apply with respect to one event, except for any Loss Occurrence referred to in subparagraph 1 or 2 of paragraph A above where only one such period of 96 consecutive hours shall apply with respect to one event, regardless of the duration of the event.

C.	No individual losses occasioned by an event that would be covered by the 96 hours clauses may be included in any Loss Occurrence claimed under the 168 hours provision.

ARTICLE IX – ACCESS TO RECORDS

The Reinsurer or its designated representatives shall have access to the books and records of the Company on matters relating to this reinsurance at all reasonable times, and at the location where such books and records are maintained in the ordinary course of business, for the purpose of obtaining information concerning this Agreement or the subject matter thereof. Notification of a request for inspection of records shall be sent to the Company by the Reinsurer in written form, and shall normally be given four weeks in advance. Notwithstanding the above, the Reinsurer shall not have any right of access to the Records of the Company if it is not current in all undisputed payments due the Company.

ARTICLE X – AGENCY (BRMA 73A)

If more than one reinsured company is named as a party to this Agreement, the first named company shall be deemed the agent of the other reinsured companies for purposes of sending or receiving notices required by the terms and conditions of this Agreement, and for purposes of remitting or receiving any monies due any party.

ARTICLE XI – ARBITRATION

A.

As a condition precedent to any right of action hereunder, in the event of any dispute or difference of opinion hereafter arising with respect to this Agreement, it is hereby mutually agreed that such dispute or difference of opinion shall be submitted to arbitration. One Arbiter shall be chosen by the Company, the other by the Reinsurer, and an Umpire shall be chosen by the two Arbiters before they enter upon arbitration, all of whom shall be active or retired disinterested executive officers of insurance or reinsurance companies or Lloyd’s of London Underwriters. In the event that either party should fail to choose an Arbiter within 30 days following a written request by the other party to do so, the requesting party may choose two Arbiters who shall in turn choose an Umpire before entering upon arbitration. If the two Arbiters fail to agree upon the selection of an Umpire within 30 days following their appointment, the two Arbiters shall request the American Arbitration Association to appoint the Umpire. If the American Arbitration Association fails to appoint the Umpire within 30 days after it has been requested to do so, either party may request a justice of a Court of general jurisdiction of the state in which the arbitration is to be held to appoint the Umpire.

B.

Each party shall present its case to the Arbiters within 30 days following the date of appointment of the Umpire. The Arbiters shall consider this Agreement as an honorable engagement rather than merely as a legal obligation and they are relieved of all judicial formalities and may abstain from following the strict rules of law. The decision of the Arbiters shall be final and binding on both parties; but failing to agree, they shall call in the Umpire and the decision of the majority shall be final and binding upon both parties. Judgment upon the final decision of the Arbiters may be entered in any court of competent jurisdiction.

C.

If more than one reinsurer is involved in the same dispute, all such reinsurers shall constitute and act as one party for purposes of this Article and communications shall be made by the Company to each of the reinsurers constituting one party, provided, however, that nothing herein shall impair the rights of such reinsurers to assert several, rather than joint, defenses or claims, nor be construed as changing the liability of the reinsurers participating under the terms of this Agreement from several to joint.

D.

Each party shall bear the expense of its own Arbiter, and shall jointly and equally bear with the other the expense of the Umpire and of the arbitration. In the event that the two Arbiters are chosen by one party, as above provided, the expense of the Arbiters, the Umpire and the arbitration shall be equally divided between the two parties.

E.

Any arbitration proceedings shall take place in Clearwater, Florida; however, the location may be changed if mutually agreed upon by the parties of this Agreement. Notwithstanding the location of arbitration, all proceedings pursuant hereto shall be governed by the law of the State of Florida.

ARTICLE XII – COLLATERAL

A.

As promptly as possible following execution of this Agreement, the Reinsurer (as Grantor) shall enter into a Trust Agreement (the “Trust Agreement”) with the Company (as Beneficiary) and the trustee, pursuant to which the Reinsurer shall provide collateral in the form of eligible Assets deposited and held in a Trust Account, with such Assets having a market value greater than or equal to $52,950,144 (the “Collateral”) less earned premium (net of brokerage and applicable federal excise tax). It is understood that deposit premium paid in accordance with the Reinsurance Premium Article shall be deposited into the Trust Account.

B.

The Company agrees that if the Reinsurer makes indemnity payment(s) to the Company under this Agreement, the Reinsurer may withdraw Assets from the Trust Account, reducing the market value of Assets in the Trust Account to an amount at least equal to the unused Reinsurance Limit, in accordance with the provisions of the Trust Agreement.

C.	The Trust Fund may be drawn upon by the Company at any time and the Assets may be used at the Company’s option in accordance with the provisions of Section 3 of the Trust Agreement.

D.	Except as provided in the Collateral Release Article, the Company agrees to release the Assets in the Trust Account required under this Article as promptly as provided in the Trust Agreement.

ARTICLE XIII – COLLATERAL RELEASE

A.

At the expiration or termination of this Agreement, if the Trust has not yet been terminated, the Company shall calculate for each Coverage Section, on a monthly basis, how much, if any, of the collateral shall be released from the Trust, as follows:

1.

For each potentially covered Loss Occurrence, the Company shall multiply the Loss Amount (being equal to the sum of losses and Loss Adjustment Expenses paid plus reserves for losses and Loss Adjustment Expense outstanding plus reserves for losses incurred but not reported) by the appropriate Buffer Loss Factor from the table below, based upon the type of Loss Occurrence and the number of months which have elapsed since the event. The product of this calculation shall be defined as the Buffered Loss Amount ("BLA").

	Buffer Loss Factor Table
Number of Calendar Months Since Date of Loss Occurrence	Windstorm* /Brushfire	Earthquake and Fire Following	Other
0 to 3	200%	300%	250%
> 3 to 6	150%	200%	175%
> 6 to 9	125%	175%	150%
> 9 to 12	110%	150%	130%
> 12 to 15	105%	125%	115%
> 15 to 18	100%	120%	110%
Thereafter	100%	100%	100%
*	For the purpose of this Article, the term “Windstorm” shall include Hurricane,
Rainstorm,	Storm, Tempest, Tornado, Cyclone, Typhoon and Hail.

2.

As respects Coverage A – Section 1, the BLA will be reduced by the $17,500,000 retention and any inuring reinsurance recoveries to compute its contribution to the Presumed Coverage A – Section 1 Ultimate Net Loss. The Presumed Coverage A – Section 1 Ultimate Net Loss will equal the sum of these contributions. The Presumed Coverage A – Section 1 Ceded Loss will be defined as the lesser of ****% of the Presumed Coverage A – Section 1 Ultimate Net Loss and the Coverage A – Section 1 limit of ****% of $29,000,000.

3.

As respects Coverage A – Section 2, the BLA will be reduced by the $75,000,000 retention and any inuring reinsurance recoveries to compute its contribution to the Presumed Coverage A – Section 2 Ultimate Net Loss. The Presumed Coverage A – Section 2 Ultimate Net Loss will equal the sum of these contributions. The Presumed Coverage A – Section 2 Ceded Loss will be defined as the lesser of the Presumed Coverage A – Section 2 Ultimate Net Loss and the Coverage A – Section 2 limit of $58,000,000.

4.

As respects Coverage B, the BLA will be reduced by all inuring reinsurance recoveries, including Coverages A and C of this Agreement, and by the $2,000,000 deductible per Loss Occurrence to compute its contribution to the Presumed Coverage B Ultimate Net Loss. The Presumed Coverage B Ultimate Net Loss will equal the sum of these contributions. The Presumed Coverage B Ceded Loss will be defined as the Presumed Coverage B Ultimate Net Loss minus the

****	Omitted pursuant to a request for confidentiality and filed separately with the Securities and Exchange Commission aggregate retention of $8,500,000, subject to a minimum of nil and a maximum of $58,000,000.

5.

As respects Coverage C, as respects potentially covered Loss Occurrences covered under Coverage C, the BLA will be reduced by all inuring reinsurance recoveries, and by the $7,250,000 retention. The Presumed Coverage C Ultimate Net Loss will equal the sum of these contributions. The Presumed Coverage C Ceded Loss will be defined as the lesser of the Presumed Coverage C Ultimate Net Loss and the Coverage C occurrence limit of $10,000,000, subject to an annual limit of $20,000,000.

6.

The Presumed Total Ceded Loss will equal the lesser of the Agreement limit of $87,000,000 and the sum of the Presumed Coverage A – Section 1 Ceded Loss, Presumed Coverage A – Section 2 Ceded Loss, Presumed Coverage B Ceded Loss and Presumed Coverage C Ceded Loss. An amount equal to the Presumed Total Ceded Loss less losses paid by the Reinsurer under this Agreement shall be retained in the Trust and any excess in the Trust shall be released to the Reinsurer.

7.

Notwithstanding the aforementioned, at December 31, 2010, the parties agree to consider the release of collateral. The intention is to release collateral for all limits for which there is essentially no possibility of loss from past or future events before the expiration of this Contract. All collateral securing what the parties agree are unreachable limits will be released within three business days.

B.

So long as there is any security on deposit in the Trust, the Company shall perform the calculation set forth above within 10 business days after the end of each month and deliver a report substantially in the form of the Collateral Calculation Table attached to this Agreement to the Reinsurer and the Trustee named in the Trust Agreement. Collateral will be adjusted monthly based on this calculation. To the extent the calculation indicates that collateral may be reduced, the delivery of the report to the Trustee will constitute a directive to return excess collateral to the Reinsurer. In the event the calculation indicates additional collateral is required, the Reinsurer will have 10 business days from receipt of the report to deposit the required collateral into the Trust.

ARTICLE XIV – CONFIDENTIALITY

The Reinsurer agrees to regard the terms of this Agreement and any confidential, proprietary information relating thereto as confidential and shall affect the same prudence and care afforded to its own confidential, proprietary information. The Reinsurer further agrees that it shall not disclose any of such information to any third party without the prior written consent of the Company except as may be required by applicable law or regulation, or by legal process (including without limitation as may be required by United States Federal tax law or regulation), or to the auditors, professional advisors, accountants, retrocessionaires, directors or officers with a reasonable need to know such information. This Article is not intended to restrict or limit the conduct of the Reinsurer’s current or proposed business.

ARTICLE XV – CURRENCY (BRMA 12A)

A.

Whenever the word “Dollars” or the “$” sign appears in this Agreement, they shall be construed to mean United States Dollars and all transactions under this Agreement shall be in United States Dollars.

B.	Amounts paid or received by the Company in any other currency shall be converted to United States Dollars at the rate of exchange at the date such transaction is entered on the books of the Company.

ARTICLE XVI – ENTIRE AGREEMENT

This written Agreement constitutes the entire agreement between the parties hereto with respect to the business being reinsured hereunder, and there are no understandings between the parties hereto other than as expressed in this Agreement. Any change or modification to this Agreement will be made by amendment to this Agreement and signed by the parties hereto.

ARTICLE XVII – ERRORS AND OMISSIONS (BRMA 14F)

Inadvertent delays, errors or omissions made in connection with this Agreement or any transaction hereunder shall not relieve either party from any liability which would have attached had such delay, error or omission not occurred, provided always that such error or omission is rectified as soon as possible after discovery.

ARTICLE XVIII – FEDERAL EXCISE TAX (BRMA 17D)

A.

The Reinsurer has agreed to allow for the purpose of paying the Federal Excise Tax the applicable percentage of the premium payable hereon (as imposed under Section 4371 of the Internal Revenue Code) to the extent such premium is subject to the Federal Excise Tax.

B.

In the event of any return of premium becoming due hereunder, the Reinsurer will deduct the applicable percentage from the return premium payable hereon and the Company or its agent should take steps to recover the tax from the United States Government.

ARTICLE XIX – GOVERNING LAW (BRMA 71B)

This Agreement shall be governed by and construed in accordance with the laws of the State of Florida.

ARTICLE XX – INSOLVENCY

A.

In the event of the insolvency of the Company, this reinsurance shall be payable directly to the Company or to its liquidator, receiver, conservator or statutory successor on the basis of the liability of the Company without diminution because of the insolvency of the Company or because the liquidator, receiver, conservator or statutory successor of the

Company has failed to pay all or a portion of any claim. It is agreed, however, that the liquidator, receiver, conservator or statutory successor of the Company shall give written notice to the Reinsurer of the pendency of a claim against the Company indicating the policy or bond reinsured which claim would involve a possible liability on the part of the Reinsurer within a reasonable time after such claim is filed in the conservation or liquidation proceeding or in the receivership, and that during the pendency of such claim, the Reinsurer may investigate such claim and interpose, at its own expense, in the proceeding where such claim is to be adjudicated, any defense or defenses that it may deem available to the Company or its liquidator, receiver, conservator or statutory successor. The expense thus incurred by the Reinsurer shall be chargeable, subject to the approval of the Court, against the Company as part of the expense of conservation or liquidation to the extent of a pro rata share of the benefit which may accrue to the Company solely as a result of the defense undertaken by the Reinsurer.

B.

Where two or more reinsurers are involved in the same claim and a majority in interest elect to interpose defense to such claim, the expense shall be apportioned in accordance with the terms of this Agreement as though such expense had been incurred by the company.

C.

It is further understood and agreed that, in the event of the insolvency of the Company, the reinsurance under this Agreement shall be payable directly by the Reinsurer to the Company or to its liquidator, receiver or statutory successor, except as provided by Section 4118(a) of the New York Insurance Law or except (1) where this Agreement specifically provides another payee of such reinsurance in the event of the insolvency of the Company or (2) where the Reinsurer with the consent of the direct insured or insureds has assumed such Policy obligations of the Company as direct obligations of the Reinsurer to the payees under such Policies and in substitution for the obligations of the Company to such payees.

ARTICLE XXI – LATE PAYMENTS

A.	The interest penalties provided for in this Article shall apply to the Reinsurer or to the Company in the following circumstances:

1.

Payments due from the Reinsurer to the Company shall have as a due date the date on which the agreed proof of loss is received by the Reinsurer, and shall be overdue 30 days thereafter. Payment to the Intermediary is deemed to be payment to the Company for purposes of this Article.

2.

Payments due from the Company to the Reinsurer shall have as a due date the date specified in this Agreement. Payments shall be overdue 30 days thereafter. Premium adjustments shall be overdue 30 days following the due date set forth under the terms of this Agreement.

3.

The Company shall provide a copy of the original insured’s proof of loss, and a copy of the claim adjuster’s report(s) or other evidence of indemnification for losses exceeding the excess limit on an incurred basis. If, subsequent to receipt of this evidence, the information contained therein is insufficient or not in accordance with the contractual conditions, then the payment due date as defined in paragraph A shall be deemed to be the date upon which the Reinsurer received additional information necessary to approve payment of the claim or the claim is presented in an acceptable manner. Interest as stipulated in paragraph D shall be payable should a disputed claim be ultimately settled and if the period set out in paragraph A is exceeded, but only to the extent that the final loss payment exactly tracks with the original proof of loss.

4.

Overdue amounts shall bear simple interest from the overdue date at the 90-day United States Treasury Bill rate set forth by the Federal Reserve Board for the first Monday of the calendar month in which the amount becomes overdue, as published in the Federal Reserve Statistical Release. If the interest generated for 100% in respect of any overdue payment as outlined in paragraph A or B is $500 or less, then the interest penalty shall be waived.

5.

For the purposes of this Article, reinsuring Lloyd’s Underwriters shall be viewed as one entity. The provisions set forth herein shall not be applicable until the creditor party shall have manifested to the debtor party its intent to invoke the terms of this Article.

ARTICLE XXII – LIABILITY OF THE REINSURER

A.

The liability of the Reinsurer shall follow that of the Company in every case and be subject in all respects to all the general and specific stipulations, clauses, waivers, interpretations and modifications of the Company’s Policies and any endorsements thereon. However, in no event shall this be construed in any way to provide coverage outside the terms and conditions set forth in this Agreement.

B.	Nothing herein shall in any manner create any obligations or establish any rights against the Reinsurer in favor of any third party or any persons not parties to this Agreement.

ARTICLE XXIII – LOSS NOTICE AND SETTLEMENTS

A.

Whenever losses sustained by the Company appear likely to result in a claim hereunder, the Company shall notify the Reinsurer, and the Reinsurer shall have the right to participate in the adjustment of such losses at its own expense.

B.

All loss settlements made by the Company, provided they are within the terms of this Agreement, shall be binding upon the Reinsurer, and the Reinsurer agrees to pay all amounts for which it may be liable upon receipt of reasonable evidence of the amount paid (or scheduled to be paid within 14 days) by the Company. Notwithstanding the foregoing, and subject to the provisions set forth under paragraph B of the Exclusions Article, should any judicial, regulatory, or legislative entity having legal jurisdiction require that the Company be liable for any amounts that are otherwise outside the terms of the Company’s original Policies, the Reinsurer agrees that such amounts shall be subject always to the terms and conditions of this Agreement.

ARTICLE XXIV – NET RETAINED LINES (BRMA 32E)

A.

This Agreement applies only to that portion of any Policy which the Company retains net for its own account (prior to deduction of any underlying reinsurance specifically permitted in this Agreement), and in calculating the amount of any loss hereunder and also in computing the amount or amounts in excess of which this Agreement attaches, only loss or losses in respect of that portion of any Policy which the Company retains net for its own account shall be included.

B.

The amount of the Reinsurer’s liability hereunder in respect of any loss or losses shall not be increased by reason of the inability of the Company to collect from any other reinsurer(s), whether specific or general, any amounts which may have become due from such reinsurer(s), whether such inability arises from the insolvency of such other reinsurer(s) or otherwise.

ARTICLE XXV – NON-WAIVER

The failure of the Company or the Reinsurer to insist on compliance with this Agreement or to exercise any right or remedy hereunder shall not constitute a waiver of any rights or remedies contained herein nor stop either party from thereafter demanding full and complete compliance nor prevent either party from exercising such rights or remedies in the future.

ARTICLE XXVI – NOTICES AND AGREEMENT EXECUTION

A.

Whenever a notice, statement, report or any other written communication is required by this Agreement, unless otherwise specified, such notice, statement, report or other written communication may be transmitted by certified or registered mail, nationally or internationally recognized express delivery service, personal delivery, electronic mail, or facsimile. With the exception of notices of termination, first class mail is also acceptable.

B.	The use of any of the following shall constitute a valid execution of this Agreement or any amendments thereto:

1.	Paper documents with an original ink signature;

2.	Facsimile or electronic copies of paper documents showing an original ink signature; and/or

3.

Electronic records with an electronic signature made via an electronic agent. For the purposes of this Agreement, the terms “electronic record,” “electronic signature” and “electronic agent” shall have the meanings set forth in the Electronic Signatures in Global and National Commerce Act of 2000 or any amendments thereto.

C.	This Agreement may be executed in one or more counterparts, each of which, when duly executed, shall be deemed an original.

ARTICLE XXVII – OFFSET

The Company and the Reinsurer, each at its option, may offset any balance or balances, whether on account of premiums, claims and losses, Loss Adjustment Expenses or salvages due from one party to the other under this Agreement or under any other reinsurance agreement heretofore or hereafter entered into between the Company and the Reinsurer, whether acting as assuming reinsurer or as ceding company; provided, however, that in the event of the insolvency of a party hereto, offsets shall only be allowed in accordance with applicable statutes and regulations.

ARTICLE XXVIII – OTHER REINSURANCE

The Company shall be permitted to carry other reinsurance, recoveries under which shall inure solely to the benefit of the Company and be entirely disregarded in applying all of the provisions of this Agreement.

ARTICLE XXIX – SALVAGE AND SUBROGATION

The Reinsurer shall be credited with salvage (i.e. reimbursement obtained or recovery made by the Company, less the actual cost, excluding salaries of officials and employees of the Company and sums paid to attorneys as a retainer, of obtaining such reimbursement or making such recovery) on account of claims and settlements involving reinsurance hereunder. Salvage thereon shall always be used to reimburse the excess carriers in the reverse order of their priority according to their participation before being used in any way to reimburse the Company for its primary loss. The Company hereby agrees to enforce its rights to salvage and subrogation relating to any loss, a part of which loss was sustained by the Reinsurer, and to prosecute all claims arising out of such rights if, in the Company’s opinion, it is economically reasonable to do so. Should the Company neglect or refuse to enforce such rights, the Reinsurer is hereby empowered and authorized to institute the appropriate action in the name of the Company, at the Reinsurer’s expense.

ARTICLE XXX – SERVICE OF SUIT (BRMA 49G)

(Applicable if the Reinsurer is not domiciled in the United States of America, and/or is not authorized in any State, Territory, or District of the United States where authorization is required by insurance regulatory authorities)

A.

This Article will not be read to conflict with or override the obligations of the parties to arbitrate their disputes as provided for in the Arbitration Article. This Article is intended as an aid to compelling arbitration or enforcing such arbitration or arbitral award, not as an alternative to the Arbitration Article for resolving disputes arising out of this Agreement.

B.

In the event the Reinsurer fails to pay any amount claimed to be due hereunder, the Reinsurer, at the request of the Company, will submit to the jurisdiction of a court of competent jurisdiction within the United States. Nothing in this Article constitutes or should be understood to constitute a waiver of the Reinsurer’s rights to commence an action in any court of competent jurisdiction in the United States, to remove an action to a United States District Court, or to seek a transfer of a case to another court as permitted by the laws of the United States or of any state in the United States. The Reinsurer, once the appropriate Court is accepted by the Reinsurer or is determined by removal, transfer or otherwise, as provided for above, will comply with all requirements necessary to give said Court jurisdiction and, in any suit instituted against any of the Subscribing Reinsurers upon this Agreement, will abide by the final decision of such Court or of any Appellate Court in the event of an appeal.

C.

Further, pursuant to any statute of any state, territory or district of the United States which makes provision therefor, the Reinsurer hereby designates the party named in its Interests and Liabilities Contract, or if no party is named therein, the Superintendent, Commissioner or Director of Insurance or other officer specified for that purpose in the statute, or his or her successor or successors in office, as its true and lawful attorney upon whom may be served any lawful process in any action, suit or proceeding instituted by or on behalf of the Company or any beneficiary hereunder arising out of this Agreement.

ARTICLE XXXI – SEVERABILITY (BRMA 72E)

If any provision of this Agreement shall be rendered illegal or unenforceable by the laws, regulations or public policy of any state, such provision shall be considered void in such state, but this shall not affect the validity or enforceability of any other provision of this Agreement or the enforceability of such provision in any other jurisdiction.

ARTICLE XXXII – TAXES

In consideration of the terms under which this Agreement is issued, the Company will not claim a deduction in respect of the premium hereon when making tax returns, other than income or profits tax returns, to any state or territory of the United States of America or the District of Columbia.

ARTICLE XXXIII – TERRITORY

The liability of the Reinsurer shall be limited to losses under Policies covering property located within the territorial limits of the State of Florida; but this limitation shall not apply to moveable property if the Company’s Policies provide coverage when said moveable property is outside the aforementioned territorial limits.

ARTICLE XXXIV – INTERMEDIARY (BRMA 23A)

TigerRisk Partners LLC is hereby recognized as the Intermediary negotiating this Agreement for all business hereunder. All communications (including, but not limited to, notices, statements, premium, return premium, commissions, taxes, losses, Loss Adjustment Expense, salvages and loss settlements) relating thereto shall be transmitted to the Company or the Reinsurer through TigerRisk Partners LLC, 7601 France Avenue South, Suite 200, Edina, MN 55435. Payments by the Company to the Intermediary shall be deemed to constitute payment to the Reinsurer. Payments by the Reinsurer to the Intermediary shall be deemed to constitute payment to the Company only to the extent that such payments are actually received by the Company.

IN WITNESS WHEREOF, the Company by its duly authorized representative has executed this Agreement as of the date undermentioned at:

Clearwater, Florida, this                              day of                                                                                                        2010.

HOMEOWNERS CHOICE PROPERTY & CASUALTY
INSURANCE COMPANY (for and on behalf of the “Company”)

SCHEDULE A – COLLATERAL COLLECTION TABLES

attached to the

AGGREGATE EXCESS CATASTROPHE REINSURANCE AGREEMENT

issued to

HOMEOWNERS CHOICE

PROPERTY & CASUALTY INSURANCE COMPANY

Coverage A – Section 1

Collateral Release Calculation as of [INSERT REPORTING PERIOD]
Line No.	Col 1	Col. 2	Col. 3	Col. 4	Col. 5	Col. 6	Col. 7	Col. 8	Col. 9
	Date of Loss Event	Description	Loss Amount	Buffer Loss Factor	Buffer Loss [1]Amount (Col. 3 x Col. 4)	Inuring Reinsurance Coverage	Buffered Loss Amount, net of Inuring Reinsurance (Col. 5 - Col. 6)	Less: $17,250,000 Retention	Balance[1] (Col. 7 – Col. 8)
1A
1B
1C
1D
1E
1F
2	Presumed Section A Ultimate Net Loss (sum of Col. 9)
3	Presumed Section A Ceded Loss – ****% of Line 2 NOTE: If the amount equals ****% of $29,000,000 or more, insert policy limit of ****% of $29,000,000. If amount is less than Zero, insert Zero.

[1]	If the Balance is zero or a negative number, put zero since such Loss Occurrence does not contribute to the aggregate loss.

Coverage A – Section 2

Collateral Release Calculation as of [INSERT REPORTING PERIOD]
Line No.	Col 1	Col. 2	Col. 3	Col. 4	Col. 5	Col. 6	Col. 7	Col. 8	Col. 9
	Date of Loss Event	Description	Loss Amount	Buffer Loss Factor	Buffer Loss [2]Amount (Col. 3 x Col. 4)	Inuring Reinsurance Coverage	Buffered Loss Amount, net of Inuring Reinsurance (Col. 5 - Col. 6)	Less: $75,000,000 Retention	Balance[1] (Col. 7 – Col. 8)
1A
1B
1C
1D
1E
1F
4	Presumed Section A Ultimate Net Loss (sum of Col. 9)
5	Presumed Section A Ceded Loss - 100% of Line 4 NOTE: If the amount equals $58,000,000 or more, insert policy limit of $58,000,000. If amount is less than Zero, insert Zero.

[2]	If the Balance is zero or a negative number, put zero since such Loss Occurrence does not contribute to the aggregate loss.

Coverage B

	Collateral Release Calculation as of [INSERT REPORTING PERIOD]
Line No.	Col 1	Col. 2	Col. 3	Col. 4	Col. 5	Col. 6	Col. 7	Col. 8	Col. 9
	Date of Loss Event	Description	Loss Amount	Buffer Loss Factor	Buffer Loss Amount (Col. 3 x Col. 4)	Inuring Reinsurance Coverage (including Sections A & C)	Buffered Loss Amount, net of Inuring Reinsurance (Col. 5 - Col. 6)	Less: Flat Deductible of $2,000,000	Balance (Col. 7 – Col. 8)
1A								($2,000,000)
1B								($2,000,000)
1C								($2,000,000)
1D								($2,000,000)
1E								($2,000,000)
1F								($2,000,000)
6	Presumed Section B Ultimate Net Loss (sum of Col. 9)
7	Less: Aggregate Retention								($8,500,000)
8	Presumed Section B Ceded Loss - 100% of Line 6 minus Line 7. NOTE: If the amount equals $58,000,000 or more, insert policy limit of $58,000,000. If amount is less than Zero, insert Zero.

Coverage C

	Collateral Release Calculation as of [INSERT REPORTING PERIOD]
Line No.	Col 1	Col. 2	Col. 3	Col. 4	Col. 5	Col. 6	Col. 7	Col. 8	Col. 9
	Date of Loss Event	Description	Loss Amount	Buffer Loss Factor	Buffer Loss Amount (Col. 3 x Col. 4)	Inuring Reinsurance Coverage	Buffered Loss Amount, net of Inuring Reinsurance (Col. 5 - Col. 6)	Less: $7,250,000 Retention	Balance, capped at $10,000,000 (Col. 7 – Col. 8)
1A								($7,250,000)
1B								($7,250,000)
1C								($7,250,000)
1D								($7,250,000)
1E								($7,250,000)
1F								($7,250,000)
9	Presumed Section C Ultimate Net Loss (sum of Col. 9)
10	Presumed Section C Ceded Loss - 100% of Line 9 NOTE: If the amount equals $20,000,000 or more, insert policy limit of $20,000,000
11	Presumed Total Ceded Loss – Line 3 plus Line 5 plus Line 8 plus Line 10, no greater than $87,000,000
12	Losses paid under this Agreement
13	Reinsurer’s Obligation
14	Collateral in the trust
15	Collateral Adjustment

NUCLEAR INCIDENT EXCLUSION CLAUSE-PHYSICAL DAMAGE-REINSURANCE (U.S.A.)

1.

This Reinsurance does not cover any loss or liability accruing to the Reassured, directly or indirectly and whether as Insurer or Reinsurer, from any Pool of Insurers or Reinsurers formed for the purpose of covering Atomic or Nuclear Energy risks.

2.

Without in any way restricting the operation of paragraph (1) of this Clause, this Reinsurance does not cover any loss or liability accruing to the Reassured, directly or indirectly and whether as Insurer or Reinsurer, from any insurance against Physical Damage (including business interruption or consequential loss arising out of such Physical Damage) to:

I.	Nuclear reactor power plants including all auxiliary property on the site, or

II.	Any other nuclear reactor installation, including laboratories handling radioactive materials in connection with reactor installations, and “critical facilities” as such, or

III.

Installations for fabricating complete fuel elements or for processing substantial quantities of “special nuclear material”, and for reprocessing, salvaging, chemically separating, storing or disposing of “spent” nuclear fuel or waste materials, or

IV.	Installations other than those listed in paragraph (2) III above using substantial quantities of radioactive isotopes or other products of nuclear fission.

3.

Without in any way restricting the operations of paragraphs (1) and (2) hereof, this Reinsurance does not cover any loss or liability by radioactive contamination accruing to the Reassured, directly or indirectly, and whether as Insurer or Reinsurer, from any insurance on property which is on the same site as a nuclear reactor power plant or other nuclear installation and which normally would be insured therewith except that this paragraph (3) shall not operate

(a)	where Reassured does not have knowledge of such nuclear reactor power plant or nuclear installation, or

(b)

where said insurance contains a provision excluding coverage for damage to property caused by or resulting from radioactive contamination, however caused. However on and after 1st January 1960 this sub-paragraph (b) shall only apply provided the said radioactive contamination exclusion provision has been approved by the Governmental Authority having jurisdiction thereof.

4.

Without in any way restricting the operations of paragraphs (1), (2) and (3) hereof, this Reinsurance does not cover any loss or liability by radioactive contamination accruing to the Reassured, directly or indirectly, and whether as Insurer or Reinsurer, when such radioactive contamination is a named hazard specifically insured against.

5.	It is understood and agreed that this Clause shall not extend to risks using radioactive isotopes in any form where the nuclear exposure is not considered by the Reassured to be the primary hazard.

6.	The term “special nuclear material” shall have the meaning given it in the Atomic Energy Act of 1954 or by any law amendatory thereof.

7.	Reassured to be sole judge of what constitutes:

(a)	substantial quantities, and

(b)	the extent of installation, plant or site.

Note. - Without in any way restricting the operation of paragraph (1) hereof, it is understood and agreed that

(a)

all policies issued by the Reassured on or before 31st December 1957 shall be free from the application of the other provisions of this Clause until expiry date or 31st December 1960 whichever first occurs whereupon all the provisions of this Clause shall apply.

(b)

with respect to any risk located in Canada policies issued by the Reassured on or before 31st December 1958 shall be free from the application of the other provisions of this Clause until expiry date or 31st December 1960 whichever first occurs whereupon all the provisions of this Clause shall apply.

12/12/57

N.M.A. 1119

BRMA 35B